PARENT GUARANTY

         PLAYERS INTERNATIONAL, INC., a Nevada corporation ("Players"), guarantees unconditionally to Riverside Joint Venture (the "Partnership"), Harrah's Maryland Heights, LLC ("Landlord"), and any successor of the Partnership or Landlord or assignee of the Partnership's or Landlord's rights (collectively and separately the "Benefitted Parties") under that certain Lease (the "Players' Lease") of even date herewith by and between the Partnership, as landlord, and Players MH, L.P., a Missouri limited partnership, as tenant, ("Players LP"), the payment of Players LP's obligations under the Players' Lease (the "Players Guaranteed Obligations"). Landlord is one of the Benefitted Parties hereunder as Ground Lessor to the Partnership and as assignee of all Percentage Rent and Substitute Percentage Rent due to the Partnership under the Players' Lease. Capitalized terms used herein shall have the same definition as are contained in the Players' Lease, unless otherwise defined herein or the content requires otherwise.

         The amount of this Guaranty shall be limited to the aggregate amount of all dividends and other distributions or payments (for other than value received) made by Players LP or any successor tenant under the Players' Lease to Players and/or any of its Affiliates during the three (3) year period immediately preceding and for all periods following the occurrence of an Event of Default under the Players' Lease until the Event of Default is cured or the Players' Lease is terminated. This Guaranty shall not be deemed satisfied until all obligations of the tenant under the Players' Lease are satisfied or the Players' Lease has terminated or the limited amount of this Guaranty is fully paid.
         This Guaranty shall be released, prospectively, and also retroactively if there is not then an Event of Default under the Players' Lease at such time as the Benefitted Parties are granted a first priority lien and security interest in all revenues and personal property, (including Tenant's Property and Gaming Equipment, subject, however, to Equipment Liens encumbering such Gaming Equipment) arising from or used in connection with the premises leased pursuant to the Players' Lease, on terms and conditions substantially the same as those contained on the form of the amendment to the Players' Lease attached hereto as
Schedule 1.
         The Players Guaranteed Obligations may be extended or renewed, and Players will be bound under this Guaranty notwithstanding any extension, renewal, or alteration of the Players



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Guaranteed Obligations. Players hereby waives presentation of, demand of, and protest of the Players Guaranteed Obligations and waives notice of protest for nonpayment. This Guaranty shall not be affected by:

         (a) the failure of any party to assert any claim or demand or to enforce any right or remedy against Players LP under the Players' Lease,

         (b) any extension or renewal of any provision of the Players' Lease,

         (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Players' Lease, or

         (d) the failure of any party to exercise any right or remedy against any other guarantor of any of the Players Guaranteed Obligations.

         Players further agrees that this Guaranty constitutes a guarantee of payment when due and not of collection and waives any right to require that any resort be had by any party to any of the security held for payment of any of the Players Guaranteed Obligations or to any balance of any deposit account or credit on the books of any party in favor of any Person.

         The obligations of Players shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Players Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Players Guaranteed Obligations, discharge of Players LP from obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of Players shall not be discharged or impaired or otherwise affected by its failure to assert any claim or demand or to enforce any remedy under the Agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Players Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Players or which would otherwise operate as a discharge of Players as a matter of law or equity.

         Players further agrees that this Guaranty shall continue to be effective or to be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Players Guaranteed Obligations is rescinded or must otherwise be restored by any party upon the bankruptcy or reorganization of Players or otherwise.

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         Upon payment by Players of any sum as provided above so long as any of the Players Guaranteed Obligations shall remain outstanding hereunder, all rights of Players against Players LP arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Players Guaranteed Obligations.
         No delay or omission by the Benefitted Parties to exercise any right under this Guaranty shall impair any such right, nor shall it be construed to be a waiver thereof. No amendment, modification, termination or waiver of any provision of any guarantee, or consent to any departure by Players therefrom, shall in any event be effective without the written concurrence of the then landlord under the Players' Lease. No waiver of any single breach of default under this Guaranty shall be deemed a waiver of any other breach or default.
         The Players Guaranteed Obligations may be enforced by either of the Benefitted Parties, acting separately (in the case of Landlord those obligations relating to the payment of Percentage Rent or Substitute Percentage Rent), provided that there shall be no double recovery from Players of any amounts guaranteed.

                               PLAYERS INTERNATIONAL, INC.

                               By:  /s/ Steven P. Perskie
                                    -----------------------
                               Its: Vice President
                                    -----------------------

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                                   Schedule 1
                          AMENDMENT TO LEASE AGREEMENT

         THIS AMENDMENT TO LEASE AGREEMENT is made this ______ day of _____________________, by and between RIVERSIDE JOINT VENTURE, a Missouri general partnership ("Landlord"), and PLAYERS MH, L.P., a Missouri limited partnership ("Tenant").
                                   BACKGROUND:

         A. On ________________, 1995, Landlord and Tenant entered into that certain Lease Agreement relating to the property in Maryland Heights, Missouri (the "Lease").

         B. Pursuant to Section 28.1 of the Lease, Tenant's parent, Players International, Inc., a Nevada corporation ("Players"), delivered to Landlord and Harrah's Maryland Heights LLC ("Harrah's"), a certain Parent Guaranty bearing the same date as the Lease (the "Guaranty").

         C. The Guaranty provides by its terms that Players shall be released therefrom, as provided therein, upon delivery of this Amendment by Tenant.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby mutually acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

         2. Section 28 of the Lease is hereby deleted in its entirety and replaced in full with the following:

         "28. LIEN.

                  28.1 Landlord's Lien. Tenant hereby grants to Landlord a first lien on and security interest in the following: (i) all accounts, accounts receivable

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         income, revenues and the like derived from the operation of the
         Premises (the "Receivables"); (ii) Tenant's Property (which lien will be subject to the rights of the holders of any Equipment Liens); and
         (iii) any and all escrow accounts required to be established by Tenant for Landlord's benefit under the terms of this Lease (the "Escrow Accounts"). Such lien shall secure the payment of monies due under this Lease and the performance of the agreements of this Lease by Tenant, and may be enforced after an Event of Default, by attachment pursuant to Missouri law applicable to landlords or pursuant to Article 9 of the Missouri Uniform Commercial Code (the "UCC"). Tenant has executed and delivered herewith or it will do so without demand at the first practicable date that such instruments may be effectively filed, financing statements for purposes of perfecting this lien. Tenant shall also establish the Escrow Accounts as prescribed by Landlord in order to fully perfect Landlord's lien thereon."

         3. The Lease is hereby amended by adding thereto a new Section 29.7, as follows:

                  "29.7 Remedies. Upon an Event of Default, Landlord (i) shall be entitled under the UCC to all of Tenant's Receivables and proceeds thereof, including the immediate right to receive payment and the right to immediate payment of the balance of the Escrow Accounts to Landlord; and (ii) may enter the Premises and take possession or assert its rights, under this Section, to such portion of the Premises and Tenant's Property as Landlord may elect, including Tenant's rights under the Gaming Equipment leases (subject to the rights of the holders of the Equipment Liens) (the "UCC Elected Property"). If at the end of ten (10) days, Tenant shall not have fulfilled its obligations under this Lease, then Landlord, at Landlord's option, may proceed to sell all or part of the UCC Elected Property, at a public or private sale, pursuant to the provisions of the UCC, applying the proceeds first to the cost and expense of such sale, storage fees and the cost of preparation of such property for sale and then to the satisfaction of Tenant's obligations to Landlord under this Lease."

         4. The parenthetical contained in the first sentence of Section 30.1 shall be restated as follows:

         "(other than (i) the portion of any signs bearing any "Players" mark, which Tenant may remove; (ii) the Tenant's Property that is not affixed to the Premises; and (iii) Gaming Equipment; provided that any such Tenant's Property or Gaming Equipment that is subject to the lien granted to Landlord pursuant to Section 28 or the option of Landlord to assume same as provided below shall remain subject to that lien until Tenant has paid monies due under this Lease and performed the agreements of Tenant under this Lease or such option to assume)"

         5. Except as amended hereby, the Lease remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to lease Agreement the day and year first above written.

                            "Landlord"

                            RIVERSIDE JOINT VENTURE

                            BY:      PLAYERS MH, L.P., General Partner

                                     BY:      PLAYERS MARYLAND
                                              HEIGHTS, INC., Its General
                                              Partner
ATTEST:

_____________________                         By:  _____________________

                                              Its: _____________________

                            BY:      HARRAH'S MARYLAND HEIGHTS
                                     CORPORATION, General Partner
ATTEST:

                                     By:  ______________________________


_____________________                Its: ______________________________


                                     "Tenant"

                                     PLAYERS MH, L.P.

                                     BY:      PLAYERS MARYLAND
                                              HEIGHTS, INC., Its General
                                              Partner
ATTEST:

                                              By:  _____________________

_____________________                         Its: _____________________

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